Exhibit 32
Section 1350 Certifications
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Raytheon Technologies Corporation, a Delaware corporation (the “Corporation”), does hereby certify that:
The Annual Report on Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) of the Corporation fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Date:	February 8, 2021	/s/ GREGORY J. HAYES
Gregory J. Hayes
President and Chief Executive Officer

Date:	February 8, 2021	/s/ ANTHONY F. O'BRIEN
Anthony F. O’Brien
Executive Vice President and Chief Financial Officer

Date:	February 8, 2021	/s/ MICHAEL J. WOOD
Michael J. Wood
Corporate Vice President and Controller